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                 SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549

                           FORM 8-K

                         CURRENT REPORT


                 PURSUANT TO SECTION 13 OR 15(d) OF
                 THE SECURITIES EXCHANGE ACT OF 1934


    Date of Report (Date of earliest event reported) -July 12, 1996

               ADVANCED VIRAL RESEARCH CORP.
       (Exact name of registrant as specified in its charter)

         Delaware                33-2262-A           59-2646820
    (State or other juris-    (Commission File     (IRS Employer
    diction of incorporation)    Number)         Identification No.)

               1250 East Hallandale Beach Blvd.
               Suite 501,
               Hallandale, Florida                    33009
       (Address or principal executive offices)     (Zip Code)


    Registrant's telephone number, including area code: (954)458-7636


                           None
    (Former name or former address, if changed since last report)
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    Item 1.    Changes in Control of Registrant

          Not Applicable

    Item 2.    Acquisition or Disposition of Assets

          Not Applicable

    Item 3.    Bankruptcy or Receivership

          Not Applicable

    Item 4.    Changes in Registrant's Certifying Accountant

          Not Applicable

    Item 5.    Other Events

          On July 11, 1996, Advanced Viral Research Corp. (the "Company") entered into an Addendum to Agreement (the "Addendum") with Avix International Pharmaceutical Corp. ("Avix") providing for certain amendments to the Company's distribution arrangement with Avix. Among other things, the Addendum provides that Avix shall be the exclusive distributor of the Company's drug Reticulose in the territory consisting of China, Japan, Hong Kong, Taiwan and Macao (the "Territory"). No sales of the Company's drug Reticulose have been made by the Company in the Territory to date because the Company's drug Reticulose is not approved for sale in any of the countries in the Territory. The Addendum further provides that the Company has granted to Avix the opportunity to retain the right to exclusively distribute the Company's drug Reticulose in the Territory
  (i) through June 1997 so long as Avix pays to the Company $8,000 per month during such twelve month period; or (ii) if the Company's drug Reticulose is approved for sale in any of the countries in the Territory.

    Item 6. Resignations of Registrant's Directors

            Not Applicable

    Item 7. Financial Statements and Exhibits

          (a)  Financial statements of business acquired

               None

          (b)  Pro forma financial information

               None

          (c)  Exhibits

               (1) Addendum to Agreement dated July 11, 1996 by and between Advanced Viral Research Corp. and AVIX International Pharmaceutical Corp.


    Item 8. Change in Fiscal Year

            Not Applicable

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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         ADVANCED VIRAL RESEARCH CORP.

                         (Registrant)



    Dated: July 12, 1996       By:/s/William Bregman
                                     William Bregman
                                     Secretary-Treasurer




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                      LIST OF EXHIBITS


          (1) Addendum to Agreement dated July 11, 1996 by and between Advanced Viral Research Corp. and AVIX International
  Pharmaceutical Corp.